UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2021

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
2590 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 542-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On April 9, 2021, Harmonic Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Scopia Capital Management LP (“Scopia”). Among other things, the Agreement provides that:
•Scopia shall have the right to designate two directors to be appointed to the board of directors of the Company (the “Board”) as specified in the Agreement.
•The Scopia Director (as defined in the Agreement) shall have the right to serve on any two committees of the Board of such Scopia Director’s choice, subject to such Scopia Director satisfying the qualification requirements set forth in the applicable committee charter, stock exchange and legal requirements regarding membership of such committee, and the New Independent Director shall have the right to serve on one or more of the Compensation Committee, the Audit Committee or the Corporate Governance & Nominating Committee, with the committee selected in the Board’s discretion.
•During the Standstill Period (as defined below), Scopia will vote its shares of the Company’s common stock that it beneficially owns in a manner consistent with the recommendation of the Board, subject to certain exceptions specified in the Agreement.
•During the Standstill Period, the Company has agreed the Board will be comprised of no more than 12 directors without Scopia’s consent.
•Scopia will abide by certain customary standstill provisions lasting from the date of the Agreement until and ending on the later of (A) the first day that the Scopia Director (as defined in the Agreement) is no longer serving as a director of the Company and Scopia has provided written notice that it will not designate a replacement for such vacancy and (B) the 2022 Deadline (as defined in the Agreement ) (such period, the “Standstill Period”). The standstill provisions provide, among other things, that Scopia and the Scopia Affiliates (as defined in the Agreement) cannot, except for the rights set forth in the Agreement:
◦solicit proxies regarding any matter to come before any annual or special meeting of stockholders of the Company, including the election of directors;
◦enter into any “group” with stockholders of the Company, other than with other Scopia Affiliates;
◦seek representation on the Board, or submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders;
◦engage in any short sale or other derivative transaction in relation to the Company, or sell any voting rights decoupled from the underlying securities of the Company held by Scopia and the Scopia Affiliates;
◦acquire any securities of the Company or rights that would result in the Scopia Affiliates beneficially owning more than 12.9 percent of the then-outstanding common stock; or
◦other than through certain open market transactions and public offerings, sell securities of the Company to any person that is not a party to the Agreement that, to Scopia’s knowledge, would result in such party having any beneficial or other ownership interest of more than 4.9 percent of the then-outstanding common stock (subject to limited exceptions as provided in the Agreement).
The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1 and incorporated by reference.

Item 8.01.	Other Events.
On April 12, 2021, the Company issued a press release announcing the Agreement. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Cooperation Agreement, dated as of April 9, 2021, by and between Harmonic Inc. and Scopia Capital Management LP. Cooperation Agreement, dated as of April 9, 2021, by and between Harmonic Inc. and Scopia Capital Management LP.

99.1	Press Release, dated April 12, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2021	HARMONIC INC.

	By:	/s/ Timothy Chu
Timothy Chu
Title: General Counsel, SVP HR and Secretary